Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

for

Tender of Units

of

AllianceBernstein Holding L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 24, 2025 UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (defined below) if you desire to tender your Units (defined below) but:

•	your Unit certificates are not immediately available or cannot be delivered to the Depositary and Paying Agent (defined below) prior to the Expiration Time;

•	you cannot comply with the procedure for book-entry transfer prior to the Expiration Time; or

•	your other required documents cannot be delivered to the Depositary and Paying Agent prior to the Expiration Time,

in which case, you may still tender your Units if you comply with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, dated February 24, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

This Notice of Guaranteed Delivery, properly completed and duly executed, must be mailed or delivered to Computershare Trust Company, N.A., the Depositary and Paying Agent for the Offer (the “Depositary and Paying Agent”), prior to the Expiration Time as follows:

By Mail:	By Express Mail or Overnight Courier:
Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions COY ABRN P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions COY ABRN 150 Royall Street, Suite V Canton, Massachusetts 02021

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary and Paying Agent at one of the addresses set forth above prior to the Expiration Time. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute valid delivery. Deliveries to Equitable Holdings, Inc., Barclays Capital Inc., the Dealer Manager for the Offer, D.F. King & Co., Inc., the Information Agent for the Offer, or the book-entry transfer facility will not be forwarded to the Depositary and Paying Agent and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) is required to be guaranteed by an “eligible institution” (as defined in the Offer to Purchase) pursuant to the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Equitable Holdings, Inc., a Delaware corporation (“Equitable”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together, as they each be amended and supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of units representing assignments of beneficial ownership of limited partnership interests (“Units”) of AllianceBernstein Holding L.P., a Delaware limited partnership (“AB Holding”), set forth below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Units to be tendered:            Units

SIGNATURE

Name(s) of Record Holder(s):
(please print)

Signature(s)

Address(es)
(include zip code)

Area Code and Telephone Number:

☐	If delivery will be by book-entry transfer, check this box.

Name of Tendering Institution:

Account Number:

PLACE MEDALLION GUARANTEE STAMP BELOW

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a medallion program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above-named person(s) has a “net long position” in the Units being tendered within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Units complies with Rule 14e-4 and (3) to deliver to the Depositary and Paying Agent, at one of the addresses set forth above and within the period of one business day after the Expiration Time, either: (a) the certificates representing the Units being tendered, in the proper form for transfer, together with (x) a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required thereon, and (y) all other required documents; or (b) confirmation of book-entry transfer of the Units into the Depositary and Paying Agent’s account at the book-entry transfer facility, together with (x) either a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required thereon, or an agent’s message and (y) all other required documents.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal or an agent’s message, as applicable, to the Depositary and Paying Agent within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (please print)

(include zip code)	Title

Area Code and Telephone Number	Date

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” (as defined in the Offer to Purchase) pursuant to the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND UNIT CERTIFICATES WITH THIS FORM. YOUR UNIT CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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